Exhibit 99.1
Investor Relations
PRESS RELEASE
Coeur d’Alene Mines Appoints Stuart Mathews Project Manager for Palmarejo Project
COEUR D’ALENE, Idaho—(BUSINESS WIRE)—July 26, 2007—Coeur d’Alene Mines Corporation (NYSE:CDE) (TSX:CDM) today announced that Stuart Mathews, the Technical Director of Coeur Australia who has been assigned to the Company’s South American properties, has been appointed interim project manager for the Palmarejo project in Mexico. Mathews is expected to be named General Manager at Palmarejo once the transaction is completed in the fourth quarter of 2007.
Mathews will direct the newly established Project Development Committee at Palmarejo, whose focus is to develop the Rosario deposit at the project utilizing open pit mining methods. The Project Development Committee will complete a pre-feasibility study by the end of August, which will include a combined open-pit and underground mine development scenario.
“Stuart’s more than 20 years of experience and broad range of technical skills in exploration, mine geology, resource modelling and grade control methodology fit perfectly with our objectives in taking Palmarejo to the next level of development during this interim period,” said Richard Weston, Coeur’s Senior Vice President of Operations. “Stuart’s new role will allow him to make an easy transition to General Manager of the Palmarejo Project once the transaction is completed, and the mine moves toward production.”
Mathews, who has a Master’s Degree in Geology from the University of Canterbury, Christchurch, New Zealand, has worked in a number of senior geology, project development and management positions at major mines and mining projects throughout Australia, New Zealand, South America and Mexico.
Coeur, Bolnisi Gold NL (ASX:BSG) and Palmarejo Silver and Gold Corporation (TSX VENTURE:PJO) expect to begin mailing information to shareholders in September. All three companies’ shareholder meetings are expected to be held in October. Assuming timely completion of the required regulatory processes and receipt of the required shareholder and court approvals, the companies expect the transaction to be completed in the fourth quarter of 2007.
About Coeur d’Alene
Coeur d’Alene Mines Corporation is one of the world’s leading primary silver producers and a growing gold producer. The company has mining interests in Alaska, Argentina, Australia, Bolivia, Chile, Nevada, and Tanzania.
Cautionary Statement
This press release contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including statements regarding a possible transaction and anticipated operating results. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Coeur’s control. Operating, exploration and other statements in this press release are based on information that Coeur believes is reasonable, but involve significant uncertainties affecting the business of Coeur, including, but not limited to, future gold and silver prices, costs, ore grades, estimation of gold and silver reserves, mining and processing conditions, construction schedules, currency exchange rates, and the completion and/or updating of mining feasibility studies, changes that could result from future acquisitions of new mining properties or businesses, the risks and hazards inherent in the mining business (including environmental hazards, industrial accidents, weather or geologically related conditions), regulatory and permitting matters, risks inherent in the ownership and operation of, or investment in, mining properties or businesses in foreign countries, as well as other uncertainties and risk factors set out in filings made from time to time with the SEC and the Ontario Securities Commission, including, without limitation, Coeur’s reports on Form 10-K and Form 10-Q. As disclosed in this press release, there are risks that the parties will not proceed with the transaction, that the ultimate terms of the transaction will differ from those that currently are contemplated, and that the results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities or the possible transaction.

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Additional Information
The proxy statement that Coeur plans to file with the United States Securities and Exchange Commission (“SEC”) and Ontario Securities Commission and mail to its shareholders will contain information about Coeur, Bolnisi, Palmarejo, the Palmarejo Project, the transaction and related matters. Shareholders are urged to read the proxy statement carefully when it is available, as it will contain important information that shareholders should consider before making a decision about the transaction. In addition to receiving the proxy statement from Coeur by mail, shareholders will also be able to obtain the proxy statement, as well as other filings containing information about Coeur, without charge, from the SEC’s website (www.sec.gov) and the Canadian securities regulators’ website (www.sedar.com) or, without charge, from Coeur. This announcement is neither a solicitation of a proxy, an offer to purchase, nor a solicitation of an offer to sell shares of Coeur. Coeur and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Coeur’s shareholders with respect to the proposed transaction. Information regarding any interests that Coeur’s executive officers and directors may have in the transaction will be set forth in the proxy statement. The Coeur shares to be issued in the transaction have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Coeur intends to issue such Coeur shares pursuant to the exemption from registration set forth in Section 3(a)(10) of the Securities Act.
Copies of the merger implementation agreements and certain related documents will be filed with the SEC and Canadian securities regulators and will be available at the SEC’s website at www.sec.gov and at the Canadian securities regulators’ website at www.sedar.com.
CONTACT: Coeur d’Alene Mines Corporation
Tony Ebersole, Director of Investor Relations
208-665-0777
SOURCE: Coeur d’Alene Mines Corporation
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Coeur d’Alene Mines’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.

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